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                                                                    Exhibit 99.2



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                                                                           PROXY

                          NATIONAL INCOME REALTY TRUST

         This Proxy is Solicited on behalf of the Board of Trustees for the Special Meeting of Shareholders, September 29, 1998.

         The undersigned shareholder of NATIONAL INCOME REALTY TRUST hereby appoints WILLIAM S. FRIEDMAN and CARL B. WEISBROD each with full power of substitution, as attorneys and proxies to vote all the Shares of Beneficial Interest, no par value per share, of NATIONAL INCOME REALTY TRUST (the "Trust) which the undersigned is entitled to vote at the Special Meeting of Shareholders of said Trust to be held on September 29, 1998 at 1:00 p.m., local New York City time, at 280 Park Avenue, East Building, 20th Floor, New York, New York 10017, or any adjournment(s) thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any adjournment(s) thereof, all as set forth in the ____________, 1998 Joint Proxy Statement/Prospectus for said meeting:

         1. [ ] FOR [ ] AGAINST [ ] ABSTAIN approval of a proposal to incorporate the Trust into a California corporation through the "Incorporation Procedure" as described in the Joint Proxy Statement/Prospectus dated ______________, 1998 and to adopt an Agreement and Plan of Merger dated as of June 5, 1998 (the "Merger Agreement") among Tarragon Realty Investors, Inc. ("TRII") and National Income Realty Corporation (the "California Corporation") as the successor to the Trust by virtue of the Incorporation Procedure and the transactions contemplated by the Merger Agreement, including the conversion of the shares of the California Corporation (represented by the shares of NIRT) into the right to receive 1.97 shares of TRII common stock, par value $0.01 per share, pursuant to the Merger Agreement, as well as the approval of any amendments to NIRT's Declaration of Trust necessary to allow NIRT to consummate the Merger.

         2. In their discretion on any other matters which may properly come before the meeting or any adjournment(s) thereof.

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



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  (CONTINUED FROM OTHER SIDE)

         THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED IT WILL BE VOTED FOR A PROPOSAL TO APPROVE THE CONVERSION OF THE TRUST FROM A CALIFORNIA BUSINESS TRUST INTO A CALIFORNIA CORPORATION THROUGH THE "INCORPORATION PROCEDURE," THE MERGER THROUGH THE MERGER AGREEMENT INTO TRII INCLUDING THE CONVERSION OF SHARES INTO THE RIGHT TO RECEIVE 1.97 SHARES OF TRII COMMON STOCK, AND ANY AMENDMENTS TO NIRT'S DECLARATION OF TRUST NECESSARY TO ALLOW NIRT TO CONSUMMATE THE MERGER, ALL AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS DATED ___________, 1998. ON OTHER MATTERS THAT MAY BECOME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.



                                         Please -
                                         Sign     ----------------------------
                                         Here -
                                                ------------------------------

                                                Dated:                  , 1998
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                                                NOTE: PLEASE SIGN EXACTLY AS
                                                YOUR NAME OR NAMES APPEAR
                                                HEREON. WHEN THERE IS MORE THAN
                                                ONE OWNER, EACH MUST SIGN. WHEN
                                                SIGNING AS AN AGENT, ATTORNEY,
                                                ADMINISTRATOR, EXECUTOR,
                                                GUARDIAN, OR TRUSTEE, PLEASE
                                                INDICATE YOUR TITLE AS SUCH. IF
                                                EXECUTED BY A CORPORATION, THE
                                                PROXY SHOULD BE SIGNED BY A DULY
                                                AUTHORIZED OFFICER WHO SHOULD
                                                INDICATE HIS TITLE. IF A
                                                PARTNERSHIP, PLEASE SIGN IN
                                                PARTNERSHIP NAME BY AN
                                                AUTHORIZED PERSON. PLEASE DATE,
                                                SIGN AND MAIL THIS PROXY CARD IN
                                                THE ENCLOSED ENVELOPE FOR WHICH
                                                NO POSTAGE IS REQUIRED IF MAILED
                                                IN THE UNITED STATES.


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